Exhibit 10(b)(2)(d)

NEWSTAR COMMERCIAL LOAN TRUST 2006-1

NOTES

$320,000,000 CLASS A-1 NOTES

$22,500,000 CLASS B NOTES

$35,000,000 CLASS C NOTES

$25,000,000 CLASS D NOTES

$13,750,000 CLASS E NOTES

PURCHASE AGREEMENT

May 25, 2006

Wachovia Capital Markets, LLC,

Citigroup Global Markets Inc.,

Harris Nesbitt Corp.,

as the Initial Purchasers (the “Initial Purchasers”)

c/o	Wachovia Capital Markets, LLC, as

representative of the Initial Purchasers

(the “Representative”)

One Wachovia Center, Mail Code: NC0602

301 South College Street

Charlotte, North Carolina 28288-0610

Ladies and Gentlemen:

Section 1. Authorization of Notes.

NewStar Financial, Inc. (the “Company”), as designated manager of NewStar Commercial Loan LLC 2006-1 (the “Trust Depositor”), has duly authorized the sale of the NewStar Commercial Loan Trust 2006-1 Notes, consisting of the Class A-1 Notes (the “Class A-1 Notes”), the Class A-2 Notes (the “Class A-2 Notes”), the Class B Notes (the “Class B Notes”), the Class C Notes (the “Class C Notes”), the Class D Notes (the “Class D Notes”) and the Class E Notes (the “Class E Notes” and together with the Class A-l Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Offered Notes”) and the Class F Note (the “Class F Note” and together with the Class A-2 Notes and the Offered Notes, the “Notes”) of NewStar Commercial Loan Trust 2006-1, a Delaware statutory trust (the “Trust”). The Trust was formed pursuant to (i) a Trust Agreement, dated as of May 15, 2006 and amended and restated on June 8, 2006 (the “Trust Agreement”) between the Trust Depositor and Wilmington Trust Company, as the owner trustee (the “Owner Trustee”) and (ii) a Certificate of Trust filed with the Secretary of State of the State of Delaware on May 15, 2006. The Class A-1 Notes will be issued in an aggregate principal amount of $320,000,000, the Class A-2 Notes will be issued in an aggregate principal amount of up to $40,000,000, the Class B Notes will be issued in an aggregate principal amount of $22,500,000, the Class C Notes will be issued in an aggregate principal amount of $35,000,000, the Class D Notes will be issued in an aggregate principal amount of $25,000,000, the Class E Notes will be issued in an aggregate principal amount of $13,750,000 and the Class F Note will be issued in an aggregate principal amount of $43,750,000. In addition to the Notes, the Trust is issuing a Trust Certificate (the “Certificate”). The Notes will be secured by the assets of the Trust. The Certificate will represent a fractional undivided ownership interest in the Trust. The Certificate will be issued pursuant to the Trust Agreement. The Notes will be issued pursuant to an Indenture, dated as of June 8, 2006 (the “Indenture”), between the Trust and U.S. Bank National Association, as the Trustee (the “Trustee”). The primary assets of the Trust will be a pool of commercial loans, or interests thereon, originated or purchased by the Company (collectively, the “Commercial Loans”). The Trust Depositor will acquire the Commercial Loans from the Company pursuant to a Commercial Loan Sale Agreement, dated as of June 8, 2006 (the “Loan Sale Agreement”), between the Company and the Trust Depositor. Pursuant to a Sale and Servicing Agreement, dated as of June 8, 2006 (the “Sale and Servicing Agreement”), among the Trust, the Company, the Trust Depositor, Lyon Financial Services, Inc., as the Backup Servicer, the Trustee and Wilmington Trust Company, as the Owner Trustee (the “Owner Trustee”), the Trust Depositor will sell, transfer and convey to the Trust, without recourse, all of its right, title and interest in the Commercial Loans. Pursuant to the Indenture, as security for the indebtedness represented by the Notes, the Trust will pledge and grant to the Trustee a security interest in the Commercial Loans, and its rights under the Loan Sale Agreement and the Sale and Servicing Agreement. This Purchase Agreement (the “Agreement”), the Trust Agreement, the Loan Sale Agreement, the Sale and Servicing Agreement and the Indenture are referred to collectively as the “Transaction Documents.”

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Sale and Servicing Agreement.

The Offered Notes are to be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“QIBs”) in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”), and to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (“Institutional Accredited Investors”) who in each case, are “qualified purchasers” (“Qualified Purchasers”) for purposes of Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “1940 Act”).

In connection with the sale of the Offered Notes, the Company has prepared a preliminary confidential offering memorandum dated May 5, 2006 (including any exhibits thereto and all information incorporated therein by reference, the “Preliminary Memorandum”), as supplemented by a further preliminary confidential offering memorandum dated May 23, 2006 (including any exhibits thereto and all information incorporated therein by reference, the “Preliminary Memorandum Supplement”), and a final confidential offering memorandum dated the date hereof (including any exhibits, amendments or supplements thereto and all information incorporated therein by reference, the “Final Memorandum”, and each of the Preliminary Memorandum, the Preliminary Memorandum Supplement and the Final Memorandum, a “Memorandum”) including a description of the terms of the Offered Notes, the terms of the offering, and a description of the Trust. It is understood and agreed that the opening of business on May 25, 2006 constitutes the time of the contract of sale for each purchaser of the Offered Notes offered to the investors for purposes of Rule 159 under the Securities Act (the “Time of Sale”) and that (i) the Preliminary Memorandum Supplement, which supplements, amends and restates the Preliminary Memorandum and (ii) the term sheet setting forth the pricing terms relating to each Class of Offered Notes constitute the entirety of the information conveyed to investors as of the Time of Sale (the “Time of Sale Information”).

It is understood and agreed that nothing in this Agreement shall prevent the Initial Purchasers from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting the Initial Purchasers’ right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, the Notes.

During each Interest Period, the Class A-1 Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 0.27% per annum, the Class B Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 0.38% per annum, the Class C Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 0.68% per annum, the Class D Notes shall bear interest at a rate equal to the then applicable LIBOR plus 1.35% per annum and the Class E Notes shall bear interest at a rate equal to the then applicable LIBOR plus 1.75% per annum.

Each of the Company, the Trust Depositor and the Trust, as applicable, hereby agrees with you, as the Initial Purchasers, as follows:

Section 2. Purchase and Sale of Offered Notes.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Trust agrees to sell to the Initial Purchasers the Offered Notes, and the Representative on behalf of the several Initial Purchasers has agreed to use their reasonable best efforts to place the aggregate principal amount of Offered Notes set forth on Schedule I hereto with investors in accordance with the terms hereof. It is understood and agreed that the Initial Purchasers are not acquiring, and have no obligation to acquire, the Class A-2 Notes (which will be acquired by the respective Holder of the Class A-2 Notes pursuant to the Class A-2 Purchase Agreement), the Class F Note or the Certificate (which Class F Note and Certificate will be acquired by the Trust Depositor on the Closing Date pursuant to the Sale and Servicing Agreement). It is further understood and agreed that the Representative may convey all or a portion of the Offered Notes to the other Initial Purchasers, each of which (including the Representative) may retain the Offered Notes, purchase the Offered Notes for their own account, or sell the Offered Notes to their affiliates or to any other investor in accordance with the applicable provisions hereof and of the Indenture.

(a) In addition, whether or not the transaction contemplated hereby shall be consummated, the Company agrees to pay or cause to be paid all other costs and expenses incident to the performance by the Company of its obligations hereunder and under the documents to be executed and delivered in connection with the offering, issuance, sale and delivery of the Offered Notes (the “Documents”), including, without limitation or duplication, (i)

the fees and disbursements of counsel to the Company; (ii) the fees and expenses of any trustees or custodian due to such trustees’ or custodian’s initial expenses incurred in connection with the issuance of the Offered Notes and its counsel; (iii) the fees and expenses of any bank establishing and maintaining accounts on behalf of the holders of the Offered Notes or in connection with the transaction; (iv) the fees and expenses of the accountants for the Company, including the fees for the “comfort letters” or “agreed-upon procedures letters” required by the Initial Purchasers, any rating agency or any purchaser in connection with the offering, sale, issuance and delivery of the Offered Notes; (v) all expenses incurred in connection with the preparation and distribution of one or more preliminary offering memoranda and the Final Memorandum and other disclosure materials prepared and distributed and all expenses incurred in connection with the preparation and distribution of the Transaction Documents; (vi) the fees charged by any securities rating agency for rating the Offered Notes; (vii) the fees for any securities identification service for any CUSIP or similar identification number required by the purchasers or requested by the Initial Purchasers; (viii) the reasonable fees and disbursements of counsel to the Initial Purchasers; (ix) all expenses in connection with the qualification of the Offered Notes for offering and sale under state securities laws, including the fees and disbursements of counsel and, if requested by the Initial Purchasers, the cost of the preparation and reproduction of any “blue sky” or legal investment memoranda; (x) any federal, state or local taxes, registration or filing fees (including Uniform Commercial Code financing statements) or other similar payments to any federal, state or local governmental authority in connection with the offering, sale, issuance and delivery of the Offered Notes; and (xi) the reasonable fees and expenses of any special counsel or other experts required to be retained to provide advice, opinions or assistance in connection with the offering, issuance, sale and delivery of the Offered Notes.

Section 3. Delivery.

Delivery of the Offered Notes shall be made in the form of one or more global certificates delivered to The Depository Trust Company, except that any Offered Note to be sold by an Initial Purchaser to an Institutional Accredited Investor that is also a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act, but that is not a QIB (as such terms are defined herein) shall be delivered in fully registered, certificated form in the minimum denominations set forth in the Memorandum at the offices of Dechert LLP at 10:00 a.m. Boston, Massachusetts time, on June 8, 2006, or such other place, time or date as may be mutually agreed upon by the Initial Purchasers and the Company (the “Closing Date”). Subject to the foregoing, the Offered Notes will be registered in such names and such denominations as the Representative on behalf of the Initial Purchasers shall specify in writing to the Company and the Trustee. The Class A-2 Notes, the Class F Note and the Certificate shall be delivered on the Closing Date in fully registered, certificated form in the minimum denominations and the required proportions set forth in the Memorandum.

Section 4. Representations and Warranties of the Company.

The Company represents and warrants to the Initial Purchasers, as of the date hereof and as of the Closing Date, that:

(i) The Final Memorandum does not and will not and any amendments thereof or supplement thereto and any additional information and documents concerning the Offered Notes, including but not limited to one or more marketing books, delivered by or on behalf of the Company to prospective purchasers of the Offered Notes (collectively, such information and documents, the “Additional Offering Documents”), did not or will not, each as of their respective dates or date on which such statement was made and as of the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in each, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to the information contained in or omitted from the Final Memorandum or the Additional Offering Documents in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers referenced in the last sentence of Section 8(a) herein.

(ii) The Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to the information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers referenced in the last sentence of Section 8(a) herein.

(iii) The Company is a Delaware corporation, duly organized and validly existing under the laws of the state of Delaware, has all corporate power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in each Memorandum and has all licenses necessary to carry on its business as it is now being conducted and is licensed and qualified in each jurisdiction in which the conduct of its business (including, without limitation, the origination and acquisition of Loans and Related Property and performing its obligations hereunder and under the Transaction Documents) requires such licensing or qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Company.

(iv) This Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(v) The Loam Sale Agreement and the Sale and Servicing Agreement have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(vi) The Offered Notes have been duly authorized, and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with this Agreement, the Offered Notes will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity, and will be entitled to the benefits of the Indenture.

(vii) Other than as set forth in or contemplated by each Memorandum, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company are the subject of which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company or on the performance by the Company of its obligations hereunder or under the Transaction Documents; and to the knowledge of the Company no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(viii) The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated herein and therein and in all documents relating to the Notes will not result in any breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or to which any of its properties or assets are subject, except for such of the foregoing as to which relevant waivers or amendments have been obtained and are in full force and effect, nor will any such action result in a violation of the articles of incorporation or by-laws of the Company or any Applicable Law.

(ix) Neither the Trust nor the pool of Commercial Loans is, nor after giving effect to the transactions contemplated by the Transaction Documents will be, required to be registered as an “investment company” under the 1940 Act.

(x) Assuming the Initial Purchasers’ representations are true and accurate, it is not necessary in connection with the offer, sale and delivery of the Offered Notes in the manner contemplated by this Agreement and each Memorandum to register the Offered Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xi) The Offered Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(xii) At the time of execution and delivery of the Sale and Servicing Agreement, the Trust Depositor owned the Commercial Loans conveyed to it on the Closing Date free and clear of all liens, encumbrances, adverse claims or security interests (“Liens”) other than Liens permitted by the Transaction Documents, and the Trust Depositor had the power and authority to transfer such Commercial Loans to the Trust.

(xiii) Upon the execution and delivery of the Transaction Documents, payment by the Initial Purchasers and the Trust Depositor for the Offered Notes and delivery to the Initial Purchasers and the Trust Depositor of the Offered Notes, the Trust will own the Commercial Loans conveyed to it on the Closing Date and the Initial Purchasers will acquire title to the Offered Notes, in each case free of Liens except such Liens as may be created or granted by the Initial Purchasers and those permitted in the Transaction Documents.

(xiv) No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issuance and sale of the Offered Notes or the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents to which it is a party, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under state securities or blue sky laws in connection with the sale and delivery of the Offered Notes in the manner contemplated herein.

(xv) The Commercial Loans, individually and in the aggregate, in all material respects have the characteristics described in the Final Memorandum.

(xvi) Each of the representations and warranties of the Company and the Trust Depositor set forth in each of the other Transaction Documents is true and correct in all material respects.

(xvii) Any taxes, fees and other governmental charges payable in connection with the execution, delivery and issuance of this Agreement and the other Transaction Documents and the Notes have been or will be paid by the Company prior to the Closing Date.

(xviii) No adverse selection procedures were used in selecting the Commercial Loans from among the loans that meet the representations and warranties of the Company contained in the Loan Sale Agreement and that are included in the Loan Assets.

(xix) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Company nor anyone acting on their behalf has, directly or indirectly (except to or through the Initial Purchasers), sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Offered Notes and neither the Company nor any of its affiliates will do any of the foregoing. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

(xx) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Offered Notes in a manner that would require the registration under the Securities Act of the offering contemplated by each Memorandum or engaged in any form of general solicitation or general advertising in connection with the offering of the Offered Notes.

(xxi) With respect to any Offered Notes subject to the provisions of Regulation S of the Securities Act, the Company has not offered or sold such Offered Notes during the Distribution Compliance Period to a person (other than the Initial Purchasers) who is within the United States or its possessions or to a United States person. For this purpose, the term “Distribution Compliance Period” is defined as such term is defined in Regulation S and the terms “United States or its possessions” and “United States person” are defined as such terms are defined for purposes of Treas. Reg. § 1.163–5(c)(2)(i)(D).

(xxii) Since the date of the latest audited financial statements of the Company, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a material adverse change in or effect on (i) the business, operations, properties, assets, liabilities, members’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company to perform its obligations hereunder or under the Transaction Documents.

Section 5. Sale of Offered Notes to the Initial Purchasers.

The sale of the Offered Notes to the Representative on behalf of the several Initial Purchasers and the Trust Depositor will be made without registration of the Offered Notes under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

(a) The Company, the Initial Purchasers and the Trust Depositor hereby agree that the Offered Notes will be offered and sold only in transactions exempt from registration under the Securities Act. The Company, the Initial Purchasers and the Trust Depositor will each reasonably believe at the time of any sale of the Offered Notes by the Trust through the Initial Purchasers (i) that either (A) each purchaser of the Offered Notes is an institutional investor that is (1) a QIB who is a Qualified Purchaser in transactions meeting the requirements of Rule 144A, or (2) an Institutional Accredited Investor who is a Qualified Purchaser who purchases for its own account or for any discretionary account for which it is acquiring the Offered Notes and provides the applicable Initial Purchasers or the Trust Depositor with a written certification in substantially the form of Exhibit D-1 to the Indenture, or (B) each purchaser is acquiring the Offered Notes in an offshore transaction meeting the requirements of Regulation S and is a Qualified Purchaser, and (ii) that the offering of the Offered Notes will be made in a manner it reasonably believes will enable the offer and sale of the Offered Notes to be exempt from registration under state securities or Blue Sky laws; and each such party understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose. The Company, the Initial Purchasers and the Trust Depositor each further agree not to (i) engage (and represents that it has not engaged) in any activity that would constitute a public offering of the Offered Notes within the meaning of Section 4(2) of the

Securities Act or (ii) offer or sell the Offered Notes by (and represents that it has not engaged in) any form of general solicitation or general advertising (as those terms are used in Regulation D), including the methods described in Rule 502(c) of Regulation D, in connection with any offer or sale of the Offered Notes.

(b) Each Initial Purchaser hereby represents and warrants to and agrees with the Company, that (i) it is a QIB and a Qualified Purchaser, (ii) it will offer the Offered Notes only (A) to persons who it reasonably believes are QIBs who are Qualified Purchasers in transactions meeting the requirements of Rule 144A, (B) to institutional investors who it reasonably believes are Institutional Accredited Investors who are Qualified Purchasers or (C) in offshore transactions to persons it reasonably believes are Qualified Purchasers in accordance with Regulation S. Each Initial Purchaser further agrees that it will (i) deliver to each purchaser of the Offered Notes, at or prior to the Time of Sale, a copy of the Time of Sale Information, as then amended or supplemented, which Time of Sale Information will include a Notice to Investors in the form attached hereto as Exhibit A, and (ii) prior to any sale of the Offered Notes to an Institutional Accredited Investor that it does not reasonably believe is a QIB who is a Qualified Purchaser, it will receive from such Institutional Accredited Investor a written certification in substantially the form attached as Exhibit D-1 to the Indenture.

(c) Each Initial Purchaser hereby represents that it is duly authorized and possesses the requisite corporate power to enter into this Agreement.

(d) Each Initial Purchaser hereby represents there is no action, suit or proceeding pending against or, to the knowledge of such Initial Purchasers, threatened against or affecting, such Initial Purchasers before any court or arbitrator or any government body, agency, or official which could materially adversely affect the ability of such Initial Purchasers to perform its obligations under this Agreement.

(e) Each Initial Purchaser hereby represents and agrees that all offers and sales of the Offered Notes to non–United States persons, prior to the expiration of the Distribution Compliance Period, will be made only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, as contemplated in the Indenture) and only upon the receipt of the certification of beneficial ownership of the securities by a non–United States person in the form provided in the Indenture. For this purpose, the term “Distribution Compliance Period” is defined as such term is defined in Regulation S and the term “United States person” is defined as such term is defined for purposes of Treas. Reg. §1.163–5(c)(2)(i)(D).

(f) Each Initial Purchaser hereby represents that it (i) has not offered or sold and will not offer or sell any Offered Notes to persons in the United Kingdom except to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (the “FSMA”) (Financial Promotion) Order 2005 (the “Order”) and high net worth entities, and other persons to whom they may lawfully be offered, falling within Article 49(2)(a) to (e) of the Order, or otherwise in circumstances which have not resulted and will not result in an offer of transferable securities to the public within the meaning of Section 102B of the FSMA, (ii) is an investment professional falling under Article 19(5) of the Order, (iii) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with any issue of or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company, or to the persons to whom such communication may otherwise be lawfully made and (iv) has complied and will comply with all applicable provisions of the FSMA and regulations made thereunder with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom.

Section 6. Certain Agreements of the Company.

The Company covenants and agrees with the Initial Purchasers as follows:

(a) If, at any time prior to the 90th day following the Closing Date, any event involving the Company shall occur as a result of which the Final Memorandum (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will immediately notify the Representative on behalf of the Initial Purchasers and prepare and furnish to the Initial Purchasers an amendment or supplement to the Final Memorandum that will correct such statement or omission. The Company will not at any time amend or supplement the Final Memorandum (i) prior to having furnished the Initial Purchasers with a copy of the proposed form of the amendment or supplement and giving the Initial Purchasers a reasonable opportunity to review the same or (ii) in a manner to which the Representative on behalf of the Initial Purchasers or its counsel shall object.

(b) During the period referred to in Section 6(a), the Company will furnish to the Initial Purchasers, without charge, copies of the Final Memorandum (including all exhibits and documents incorporated by reference therein), the Transaction Documents, and all amendments or supplements to such documents, in each case as soon as reasonably available and in such quantities as the Initial Purchasers may from time to time reasonably request.

(c) At all times during the course of the private placement contemplated hereby and prior to the Closing Date, (i) the Company will make available to each offeree the Additional Offering Documents and information concerning any other relevant matters, as they or any of their affiliates possess or can acquire without unreasonable effort or expense, as determined in good faith by them, (ii) the Company will provide each offeree the opportunity to ask questions of, and receive answers from, them concerning the terms and conditions of the offering and to obtain any additional information, to the extent they or any of their affiliates possess such information or can acquire it without unreasonable effort or expense (as determined in good faith by them), necessary to verify the accuracy of the information furnished to the offeree, (iii) the Company will not publish or disseminate any material in connection with the offering of the Offered Notes except as contemplated herein or as consented to by the Representative on behalf of the Initial Purchasers, (iv) the Company will advise the Initial Purchasers promptly of the receipt by the Company of any communication from the SEC or any state securities authority concerning the offering or sale of the Offered Notes, (v) the Company will advise the Initial

Purchasers promptly of the commencement of any lawsuit or proceeding to which the Company is a party relating to the offering or sale of the Offered Notes, and (vi) the Company will advise the Initial Purchasers of the suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction, or the initiation or threat of any procedure for any such purpose.

(d) The Company will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest therein, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of such Note or interest therein who is a QIB and a Qualified Purchaser designated by such Noteholder or beneficial owner, or (iii) to the Trustee for delivery to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such holder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 or is exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b).

(e) Except as otherwise provided in the Indenture, each Offered Note will contain a legend to the effect set forth in the form of Notice to Investors attached as Exhibit A hereto.

(f) In connection with the application to list the Listed Notes on the Irish Stock Exchange, the Company will furnish from time to time any and all documents, instruments, information and commercially reasonable undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and use commercially reasonable efforts to maintain such listing until none of such Notes is outstanding or until such time as payment of principal, interest and any additional amounts (if any) in respect of all such Notes have been duly provided for, whichever is earlier; provided that if such listing can no longer be reasonably maintained, the Company will use its best efforts to obtain and maintain the quotation for, or listing of, such Notes on such other stock exchange or exchanges in the European Union as the Initial Purchasers may reasonably request.

Section 7. Conditions of the Initial Purchasers’ Obligations.

The obligations of the Representative on behalf of the several Initial Purchasers to purchase the Offered Notes on the Closing Date will be subject to the accuracy, in all material respects, of the representations and warranties of the Company herein, to the performance, in all material respects, by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Offered Notes shall have been duly authorized, executed, authenticated, delivered and issued, the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and the Commercial Loans shall have been delivered to the Trustee pursuant to the Sale and Servicing Agreement.

(b) The Initial Purchasers shall have received a certificate, dated as of the Closing Date, of the President, Chief Executive Officer, Chief Financial Officer or any Managing

Director of the Company to the effect that such officer has carefully examined this Agreement, each Memorandum and the Transaction Documents and that, to the best of such officer’s knowledge (i) since the date information is given in each Memorandum, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or the ability of the Company to perform its obligations hereunder or under the Transaction Documents or in the characteristics of the Commercial Loans except as contemplated by each Memorandum or as described in such certificates, (ii) the representations and warranties of the Company set forth herein are true and correct in all material respects as of the Closing Date, as though such representations and warranties had been made on and as of such date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Transaction Documents, at or prior to the Closing Date, (iv) the representations and warranties of the Company and the Trust Depositor in the Transaction Documents are true and correct in all material respects, as of the Closing Date, as though such representations and warranties had been made on and as of such date, and (v) nothing has come to the attention of such officer that would lead such officer to believe that (A) the Time of Sale Information, as of the Time of Sale, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Final Memorandum, and any amendment thereof or supplement thereto, as of its date and as of the Closing Date, or any Additional Offering Document contained or contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The Class A-l Notes and the Class A-2 Notes shall each have been rated no less than “Aaa” by Moody’s, “AAA” by S&P, and “AAA” by Fitch, the Class B Notes shall have been rated no less than “Aa2” by Moody’s, “AA” by S&P, and “AA” by Fitch, the Class C Notes shall have been rated no less than “A2” by Moody’s, “A” by S&P and “A” by Fitch, the Class D Notes shall have been rated no less than “Baa2” by Moody’s, “BBB” by S&P and “BBB” by Fitch and the Class E Notes shall have been rated no less than “Baa3” by Moody’s, “BBB-” by S&P and “BBB-” by Fitch, such ratings shall not have been rescinded, and no public announcement shall have been made by the respective rating agencies that the rating of the Offered Notes have been placed under review.

(d) On the date of the Final Memorandum, KPMG International shall have furnished to the Initial Purchasers an “agreed upon procedures” letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative on behalf of the Initial Purchasers, with respect to certain financial and statistical information contained in the Final Memorandum.

(e) Initial Purchasers shall have received an opinion, dated the Closing Date, of in- house counsel to the Trustee, in form and substance satisfactory to the Representative on behalf of the Initial Purchasers.

(f) The Initial Purchasers shall have received legal opinions of Winston & Strawn LLP, counsel to the Company and the Trust Depositor, (i) with respect to certain corporate, federal tax, securities law and investment company matters, in form and substance satisfactory to the Representative on behalf of the Initial Purchasers and (ii) with respect to certain “true sale” and “non-consolidation” issues in form and substance satisfactory to the Representative on behalf of the Initial Purchasers.

(g) The Initial Purchasers shall have received an opinion of Winston & Strawn LLP, counsel to the Company and the Trust Depositor, with respect to certain “perfection issues” in form and substance satisfactory to the Representative on behalf of the Initial Purchasers.

(h) The Initial Purchasers shall have received opinions of Pepper Hamilton LLP, counsel to the Owner Trustee and the Trust, with respect to certain trust matters and with respect to certain “perfection issues,” in each case in form and substance satisfactory to the Representative on behalf of the Initial Purchasers.

(i) The Initial Purchasers shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated the Closing Date, in customary form.

(j) The Initial Purchasers shall have received from the Owner Trustee, a certificate signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Date, in customary form.

(k) The Company shall have furnished to the Initial Purchasers and its counsel such further information, certificates and documents as the Initial Purchasers and its counsel may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Representative on behalf of the Initial Purchasers and its counsel.

(1) All documents incident hereto and to the Transaction Documents shall be reasonably satisfactory in form and substance to the Representative on behalf of the Initial Purchasers and its counsel, and the Initial Purchasers and its counsel shall have received such information, certificates and documents as they may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Representative on behalf of the Initial Purchasers, this Agreement and all of the Initial Purchasers’ obligations hereunder may be canceled by the Representative on behalf of the Initial Purchasers at or prior to delivery of and payment for the Offered Notes. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile confirmed in writing.

Section 8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Initial Purchaser, their officers, directors, employees, agents and each person, if any, who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and affiliates of an Initial Purchaser from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which any Initial Purchaser or such controlling person may become subject, under the Securities Act or Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum, any Additional Offering Document or the Time of Sale Information or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse the Initial Purchasers and such controlling person for any legal and other expenses reasonably incurred by the Initial Purchasers or such controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Initial Purchasers in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Information or the Final Memorandum in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers specifically for inclusion therein; provided, further, that the foregoing indemnity shall not inure to the benefit of the Initial Purchasers or any person that controls an Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the Offered Notes which are the subject thereof if the Company shall sustain the burden of proving that the Initial Purchasers sold Offered Notes to the person alleging such loss, claim, damage or liability without sending or giving a copy of the Time of Sale Information at or prior to the confirmation of the sale of the Offered Notes, if the Company shall have previously furnished copies thereof to the Initial Purchaser and the loss, claim, damage or liability of such person results from an untrue statement or omission of a material fact contained in the Preliminary Memorandum which was corrected in the Time of Sale Information. The foregoing indemnity is in addition to any liability that the Company may otherwise have to the Initial Purchasers or any person or entity controlling the Initial Purchasers. The Company acknowledges that the statements set forth in the Time of Sale Information and the Final Memorandum (x) under the captions: “Plan of Distribution” (but solely the fifth, sixth, eighth, ninth, eleventh and sixteenth paragraphs under such caption), with respect to each Initial Purchaser; and (y) relating to: (i) Wachovia Capital Markets, LLC in the third full paragraph on page i of each Memorandum, in the second paragraph under the caption “Plan of Distribution” and in the third and fifth paragraphs under the caption “Purchaser Inquiries” (setting forth address information with respect to Wachovia Capital Markets, LLC), (ii) Citigroup Global Markets Inc. in the third paragraph under the caption “Plan of Distribution” and (iii) Harris Nesbitt Corp. in the fourth paragraph under the caption “Plan of Distribution” constitute the only written information furnished to the Company by the Initial Purchasers or on behalf of the Initial Purchasers specifically for inclusion in the Time of Sale Information, the Final Memorandum or any Additional Offering Document.

(b) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or commencement of that action, provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party under this Section 8, except to the extent that the indemnifying party has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided that the Initial Purchasers shall have the right to employ counsel to represent the Initial Purchasers and the controlling persons who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 8, if (i) in the reasonable judgment of an Initial Purchaser, there may be legal defenses available to such Initial Purchasers, and those controlling persons, different from or in addition to those available to the Company, or there is a conflict of interest between an Initial Purchaser and the controlling persons, on one hand, and the Company, on the other, or (ii) the Company shall fail to select counsel reasonably satisfactory to the indemnified party or parties, and in such event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the Company be liable for the fees and expenses of more than one separate firm of attorneys for each of the Initial Purchasers and their controlling persons in connection with any other action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c) If the indemnification provided for in Section 8 shall for any reason be unavailable to an indemnified party under subsection 8(a) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Notes (before deducting expenses) received by the Company bear to the total fees actually received by the Initial Purchasers with respect to such offering and with respect to the offering of the Class A-2 Notes. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection 8(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this subsection 8(c) shall be deemed to include, for purposes of this subsection 8(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 8(c), no Initial Purchaser shall be required to contribute any amount in excess of the aggregate fee actually paid to such Initial Purchaser pursuant to Section 2 of this Agreement and with respect to the offering of the Class A-2 Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The indemnity agreements contained in this Section 8 shall survive the delivery of the Offered Notes, and the provisions of this Section 8 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

Section 9. Termination.

This Agreement shall be subject to termination in the absolute discretion of the Representative on behalf of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Offered Notes, if prior to such time (i) trading in securities generally in the New York Stock Exchange or the Irish Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange has occurred, (ii) there has been, since the respective dates as of which information is given in the Time of Sale Information or the Final Memorandum, any material adverse change in the condition, financial or otherwise, or in the properties (including, without limitation, the Commercial Loans) or the earnings, business affairs or business prospects of the Company considered as one enterprise, whether or not arising in the ordinary course of business; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either U.S. federal or New York State, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crises the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative on behalf of the Initial Purchasers, impracticable or inadvisable to market the Offered Notes on the terms and in the manner contemplated by each Memorandum as amended or supplemented.

Section 10. Severabilitv Clause.

Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 11. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid and effective only upon receipt and if sent to the Initial Purchasers, will be delivered to the Representative, Wachovia Capital Markets, LLC, One Wachovia Center, Mail Code: NC0602, 301 South College Street, Charlotte, North Carolina 28288-0610, Attention: Asset Securitization Division, Facsimile No.: (704) 383-4012; or if sent to the Company, the Trust Depositor or the Trust will be delivered to such party c/o Newstar Financial, Inc., 500 Boylston Street, Boston, Massachusetts 02116, attention: David K. Roberts, facsimile (617) 848-4300.

Section 12. Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Company and its officers, and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, the Company or any of the controlling persons referred to in Section 8 of this Agreement, and will survive delivery of and payment for the Offered Notes.

Section 13. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors by merger, consolidation or acquisition of their assets substantially as an entity and the officers, directors and controlling persons referred to in Section 8 of this Agreement and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

Section 14. Applicable Law.

(a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(b).

(c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH SUCH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

Section 15. Counterparts, Etc.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 16. Limitation of Liability.

Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered on behalf of the Trust by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company, or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee and Wilmington Trust Company, shall be entitled to the benefits of the Trust Agreement. The provisions of this Section 16 shall survive any termination of this Agreement.

Section 17. No Petition; Limited Recourse.

(a) The Initial Purchasers covenant and agree that, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the payment in full of each Class of Notes rated by any Rating Agency, they will not institute against the Issuer or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(b) Notwithstanding anything to the contrary herein, the obligations of the Issuer and the Trust Depositor hereunder are limited recourse obligations of the Issuer and the Trust Depositor, respectively, payable solely from the Collateral securing the Notes, and following the exhaustion of such Collateral, any claims of the Initial Purchasers hereunder against the Issuer or the Trust Depositor shall be extinguished. All payments by the Issuer or the Trust Depositor to the Initial Purchasers hereunder shall be made subject to and in accordance with the Priority of Payments set forth in Section 7.05 of the Sale and Servicing Agreement.

(c) This Section 17 will survive the termination of this Agreement.

Section 18. Arm’s-Length Transaction; Other Transactions.

(a) Each of the Company, the Trust Depositor and the Trust acknowledges and agrees that (i) the purchase and sale of the Offered Notes pursuant to this Agreement, including the determination of the offering price of the Offered Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Initial Purchasers, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Initial Purchaser is and has been acting solely as a principal and is not an agent or fiduciary of the Trust, the Company or the Trust Depositor or any of their respective members, creditors, employees or any other party, (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Trust, the Company or the Trust Depositor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Initial Purchaser has advised or is currently advising any of the Trust, the Company or the Trust Depositor on other matters) and no Initial Purchaser has any obligation to any of the Trust, the Company or the Trust Depositor with respect to the offering contemplated hereby, except the obligations expressly set forth in this Agreement, and (iv) no Initial Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Trust, the Company and the Trust Depositor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b) Each of the Company, the Trust Depositor and the Trust acknowledges and agrees that the Initial Purchasers and their respective Affiliates may have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Company, the Trust Depositor and the Trust, which parties may have interests with respect to the purchase and sale of the Offered Notes. Although the Initial Purchasers in the course of such other relationships may acquire information about the purchase and sale of the Offered Notes, potential purchasers of the Offered Notes or such other parties, no Initial Purchaser shall have any obligation to disclose such information to any of the Company, the Trust Depositor or the Trust. Furthermore, each of the Company, the Trust Depositor and the Trust acknowledges that each Initial Purchaser may have fiduciary or other relationships whereby such Initial Purchaser may exercise voting power over securities of various persons, which securities may from time to time include securities of any of the Company, the Trust Depositor or the Trust or their respective Affiliates or of potential purchasers. Each of the Company, the Trust Depositor and the Trust acknowledges that each Initial Purchaser may exercise such powers and otherwise perform any functions in connection with such fiduciary or other relationships without regard to its relationship to the Trust hereunder.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust Depositor, the Trust and the Initial Purchasers.

Very truly yours,

NEWSTAR FINANCIAL, INC.

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Managing Director

NEWSTAR COMMERCIAL LOAN LLC 2006-1

By:	NewStar Financial, Inc., its designated manager

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Managing Director

NEWSTAR COMMERCIAL LOAN TRUST 2006-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Ian P. Monigle
Name:	Ian P. Monigle
Title:	Administrative Account Manager
Authorized Signer

NewStar Commercial Loan Trust 2006-1

Purchase Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WACHOVIA CAPITAL MARKETS, LLC,
as Representative for itself and on behalf of the Initial Purchasers

By:	/s/ Kevin Sunday
Name:	Kevin Sunday
Title:	Vice President

NewStar Commercial Loan Trust 2006-1

Purchase Agreement

SCHEDULE I

Class Of Notes	Principal Amount	Purchase Price (% of Par)
A-l	$320,000,000	100%
B	$22,500,000	100%
C	$35,000,000	100%
D	$25,000,000	100%
E	$13,750,000	100%

EXHIBIT A

FORM OF NOTICE TO INVESTORS

Because of the following restrictions, investors are advised to consult legal counsel prior to making any offer, resale, pledge or other transfer of the Offered Notes.

Each purchaser of the Offered Notes offered hereby will be deemed to have represented and/or agreed as follows (terms used in this “Notice to Investors” section that are defined in Rule 144A under the Securities Act (“Rule 144A”), Regulation S under the Securities Act (“Regulation S”) or in Regulation D under the Securities Act (“Regulation D”) are used herein as defined therein):

(1) The purchaser (A) (i) is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) who is a “qualified purchaser” (a “Qualified Purchaser”) for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “1940 Act”) or an institutional “accredited investor” (an “Institutional Accredited Investor”) (within the meaning of Rule 501(a)(l)–(3) or (7) under the Securities Act) that is also a Qualified Purchaser, (ii) is acquiring the Offered Notes for its own account or for the account of such a Qualified Institutional Buyer who is a Qualified Purchaser or an Institutional Accredited Investor who is a Qualified Purchaser purchasing for investment and not for distribution in violation of the Securities Act, (iii) if such person is such a Qualified Institutional Buyer who is a Qualified Purchaser, is aware that the sale of the Offered Notes to it is being made in reliance on Rule 144A, and (iv) if such person is an Institutional Accredited Investor who is a Qualified Purchaser, will deliver a certificate in the form attached to the Indenture prior to receipt of Offered Notes or (B) is acquiring the Offered Notes in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S and is a Qualified Purchaser.

(2) The Offered Notes have not been and will not be registered under the Securities Act, any state securities or “Blue Sky” law, and may not be reoffered, resold, pledged or otherwise transferred except (A)(i) to a person whom the seller reasonably believes is a Qualified Institutional Buyer who is a Qualified Purchaser that purchases for its own account or the account of another Qualified Institutional Buyer who is a Qualified Purchaser to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (ii) in certificated form to an Institutional Accredited Investor who is a Qualified Purchaser pursuant to any other exemption from the registration requirements of the Securities Act, subject to (a) the receipt by the Trustee of a letter in the form attached to the Indenture and (b) the receipt by the Trustee of such other evidence acceptable to the Trustee that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws, (iii) in an offshore transaction to a person it reasonably believes is a Qualified Purchaser and in accordance with Rule 903 or Rule 904 of Regulation S, (iv) pursuant to another exemption available under the Securities Act or (v) pursuant to a valid registration statement and (B) in accordance with all applicable securities and “Blue Sky” laws of any States of the United States or any other applicable jurisdictions.

(3) The Offered Notes will bear a legend to the following effect, unless the Originator and the Trustee determine otherwise in accordance with applicable law:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) THAT IS ALSO A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) OF THE 1940 ACT (A “QUALIFIED PURCHASER”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB THAT IS A QUALIFIED PURCHASER PURCHASING FOR THE ACCOUNT OF A QIB THAT IS A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(l)–(3) OR (7) UNDER THE SECURITIES ACT) THAT IS ALSO A QUALIFIED PURCHASER PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAW OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT TO A PERSON THAT IS A QUALIFIED PURCHASER, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT

IS NOT, AND IS NOT ACQUIRING OR HOLDING THE OFFERED NOTE ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF TFIE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, OR A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (COLLECTIVELY, A “PLAN”), OR OTHER PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”); OR (II)(A) IN THE CASE OF A LISTED NOTE, ITS ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW, AND (B) IN THE CASE OF A CLASS F NOTE, IT IS A PLAN THAT IS NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND ITS ACQUISITION AND HOLDING OF THE CLASS F NOTE WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF SIMILAR LAW.”

(4) The Offered Notes will initially be represented by beneficial interests in a single Global Note or certificated Individual Notes as the case may be. Before any interest in a Global Note may be offered, sold, pledged or otherwise transferred to a person who takes delivery other than through a beneficial interest in that Global Note, the transferor will be required to provide the Trustee with a written certification, in the form provided in the Indenture, as to compliance with the applicable transfer restrictions.

(5) If it is acquiring any Offered Notes as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of such account.